EXHIBIT 99.2

ADTRAN, INC. (In thousands)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Product Revenues Based on New Categories:
Loop Access	$51,728	$55,003	$99,425	$106,251
Carrier Systems	57,684	46,491	108,886	86,055
Business Networking	21,771	22,180	42,757	41,680
	$131,183	$123,674	$251,068	$233,986

Subcategories included in above:
Broadband Access (included in Carrier Systems)	$31,309	$20,163	$59,911	$38,434
Optical Access (included in Carrier Systems)	13,383	9,833	24,549	18,450
Internetworking (Netvanta & Multi-service Access Gateway) (included in Business Networking)	15,986	13,591	30,899	24,683
Growth Products	60,678	43,587	115,359	81,567
Percentage of Total Revenue	46%	35%	46%	35%

HDSL (does not include T1) (included in Loop Access)	45,348	46,319	87,298	90,071
Other products	25,157	33,768	48,411	62,348
Traditional Products	70,505	80,087	135,709	152,419
Percentage of Total Revenue	54%	65%	54%	65%

	$131,183	$123,674	$251,068	$233,986

Segment Revenues:
Carrier Networks	$104,591	$93,288	$199,063	$177,734
Enterprise Networks	26,592	30,386	52,005	56,252
	$131,183	$123,674	$251,068	$233,986

Sales by Geographic Region:
United States	$123,422	$115,419	$236,861	$217,891
International	7,761	8,255	14,207	16,095
	$131,183	$123,674	$251,068	$233,986